Exhibit 99.77(q)(1)(e)(1)

INVESTMENT MANAGEMENT AGREEMENT

ING PARTNERS, INC.

AGREEMENT dated May 7, 2013, between ING Partners, Inc. (the “Company”), a Maryland Corporation, and Directed Services LLC (the “Adviser”), a limited liability company organized and existing under the laws of the State of Delaware (the “Agreement”).

WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Company may offer shares of additional series in the future;

WHEREAS, the Company desires to avail itself of the services of the Adviser for the provision of advisory and management services for the Company; and

WHEREAS, the Adviser is willing to render such services to the Company.

NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1.

Appointment. The Company hereby appoints the Adviser, subject to the direction of the Board of Directors, for the period and on the terms set forth in this Agreement, to provide advisory, management, and other services, as described herein, with respect to each series of the Company set forth on Schedule A hereto (individually and collectively referred to herein as “Series”). The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

In the event the Company establishes and designates additional series (other than the Series) with respect to which it desires to retain the Adviser to render advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Company in writing, whereupon such additional series shall become a Series hereunder, and be subject to this Agreement.

With respect to those Series that have obtained shareholder approval, subject to the approval of the Board of Directors of the Series, the Adviser is authorized to enter into sub-advisory agreements with other registered investment advisers to serve as investment sub-advisers, whether or not affiliated with the Adviser (each a “Sub-Adviser”). The Adviser will continue to have responsibility for all services furnished pursuant to any sub-advisory agreement (each a “Sub-Advisory Agreement”). The Series and Adviser understand and agree that the Adviser may manage each Series in a “Manager-of-Managers” style with either a single or multiple sub-advisers, which contemplates that the Adviser will, among other things and pursuant to an order issued by the Securities and Exchange Commission (the “SEC”) or applicable regulation under the 1940 Act: (i) continually evaluate the performance of any Sub-

Advisers to the Series; and (ii) periodically make recommendations to the Series’ Board of Directors regarding the results of its evaluation and monitoring functions. The Series recognizes that, subject to the approval of the Board of Directors of the Series, a Sub-Adviser’s services may be terminated or modified and that the Adviser may appoint a new Sub-Adviser for a Series, subject to an applicable SEC Order.

2.

Services of the Adviser.  In carrying out the terms of this Agreement, the Adviser shall do the following:

(a)

supervise all aspects of the operations of the Company;

(b)

select the securities to be purchased, sold or exchanged by the Series or otherwise represented in the Series' investment portfolio, place trades for all such securities and regularly report thereon to the Board of Directors of the Series;

(c)

formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board of Directors of the Series;

(d)

obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Series, securities held by or under consideration for the Series, or the issuers of those securities;

(e)

provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

(f)

obtain the services of, contract with, and provide instructions to custodians and/or sub-custodians of the Series’ securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement;

(g)

prepare financial and performance reports, calculate and report daily net asset values, and prepare any other financial data or reports, as the Adviser from time to time, deems necessary or as are requested by the Board of Directors of the Series; and

(h)

take any other actions which appear to the Adviser and the Board of Directors of the Series necessary to carry into effect the purposes of this Agreement.

3.

Services of Adviser with respect to Sub-Advisers. In the event that the Adviser wishes to select others to render investment management services, the Adviser shall analyze, select and recommend for consideration and approval by the Company’s Board of Directors investment advisory firms (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Adviser, engage (which engagement may also be by the Company) any such investment advisory firm to render investment advice and manage the investments of each such Series and the composition of each such Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, or any offering thereof, in accordance with the Series’ investment objective or objectives and policies as stated in the Company’s Registration Statement. The Adviser shall take the following actions in respect of the performance by the Sub-Adviser of its obligations in respect of the Fund:

(a)

Periodically monitor and evaluate the performance of the Sub-Advisers with respect to the investment objectives and policies of the Series, including without limitation, perform periodic detailed analysis and review of the Sub-Adviser’s investment performance in respect of the Series and in respect of other accounts managed by the Sub-Adviser with similar investment strategies;

(b)

prepare and present periodic reports to the Board of Directors regarding the investment performance of the Sub-Adviser and other information regarding the Sub-Adviser, at such times and in such forms as the Board of Directors may reasonably request;

(c)

review and consider any changes in the personnel of the Sub-Adviser responsible for performing the Sub-Adviser’s obligations and make appropriate reports to the Board of Directors;

(d)

review and consider any changes in the ownership or senior management of the Sub-Adviser and make appropriate reports to the Board of Directors;

(e)

perform periodic in-person or telephonic diligence meetings with representatives of the Sub-Adviser;

(f)

Supervise Sub-Advisers with respect to the services that such Sub-Advisers provide under each Sub-Adviser’s Sub-Advisory Agreement;

(g)

assist the Board of Directors and management of the Trust in developing and reviewing information with respect to the initial approval of the Sub-Advisory Agreement with the Sub-Adviser and annual consideration of the agreement thereafter;

(h)

Monitor the Sub-Advisers for compliance with the investment objective or objectives, policies and restrictions of each Series, the 1940 Act, Subchapter M of the Internal Revenue Code, and if applicable, regulations under such provisions, and other applicable law;

(i)

If appropriate, analyze and recommend for consideration by the Company’s Board of Directors termination of a contract with a Sub-Adviser under which the Sub-Adviser provides investment advisory services to one or more of the Series;

(j)

identify potential successors to or replacements of the Sub-Adviser or potential additional Sub-Advisers, perform appropriate due diligence, and develop and present to the Board of Directors a recommendation as to any such successor, replacement, or additional Sub-Adviser;

(k)

designate and compensate from its own resources such personnel as the Adviser may consider necessary or appropriate to the performance of its services hereunder; and

(l)

perform such other review and reporting functions as the Board of Directors shall reasonably request consistent with this Agreement and applicable law.

4.

Investment Management Authority. In the event the Adviser wishes to render investment management services directly to a Series, then with respect to any such Series, the Adviser, subject to the supervision of the Company’s Board, will provide a continuous investment program for the Series’ portfolio and determine the composition of the assets of the Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Adviser is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Adviser shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Series. The Adviser will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Company’s Registration Statement filed with the SEC, as amended. Furthermore:

(a)

The Adviser will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and so as to ensure compliance by the Series with the diversification requirements of Section 817(h) of the Internal Revenue Code and with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. In managing the Series in accordance with these requirements, the Adviser shall be entitled to receive and act upon advice of counsel to the Company or counsel to the Adviser.

(b)

The Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Company’s Board, and the provisions of the Registration Statement of the Company under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

(c)

On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Adviser may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the Company’s Board, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner that is fair and equitable in the judgment of the Adviser in the exercise of its fiduciary obligations to the Company and to such other clients.

(d)

In connection with the purchase and sale of securities of the Series, the Adviser will arrange for the transmission to the custodian for the Company on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Adviser will arrange for the prompt transmission of the confirmation of such trades to the Company’s custodian.

(e)

The Adviser will assist the custodian or portfolio accounting agent for the Company in determining, consistent with the procedures and policies stated in the Registration Statement for the Company and any applicable procedures adopted by the Company’s Board, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Adviser.

(f)

The Adviser will make available to the Company, promptly upon request, any of the Series’ or the Advisers’ investment records and ledgers as are necessary to assist the Company to comply with requirements of the 1940 Act, as well as other applicable laws. The Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Company are being conducted in a manner consistent with applicable laws and regulations.

(g)

The Adviser will regularly report to the Company’s Board on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the Company’s Board with respect to the Series such periodic and special reports as the Directors may reasonably request.

(h)

In connection with its responsibilities under this Section 3, the Adviser is responsible for decisions to buy and sell securities and other investments for the Series’ portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Adviser’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Company. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, the Adviser is further authorized to allocate the orders placed by it on behalf of the Series to the Adviser if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Adviser or an affiliate of the Adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine consistent with the above standards, and the Adviser will report on said allocation regularly to the Board of the Company indicating the broker-dealers to which such allocations have been made and the basis therefor.

5.

Conformity with Applicable Law. The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Company and with the instructions and directions of the Board of the Company and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

6.

Exclusivity. The services of the Adviser to the Company under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

7.

Documents. The Company has delivered properly certified or authenticated copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

(a)

certified resolution of the Board of the Company authorizing the appointment of the Adviser and approving the form of this Agreement;

(b)

the Registration Statement as filed with the SEC and any amendments thereto; and

(c)

exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

8.

Records. The Company agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Company with respect to the Series by the 1940 Act. The Adviser further agrees that all records of the Series are the property of the Company and, to the extent held by the Adviser, it will promptly surrender any of such records upon request.

9.

Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Company under this Agreement and such expenses as are assumed by a Sub-Adviser under its Sub-Adviser Agreement. The Adviser further agrees to pay all fees payable to the Sub-Advisers, executive salaries and expenses of the Directors of the Company who are employees of the Adviser or its affiliates, and office rent of the Company. The Company shall be responsible for all of the other expenses of its operations, including, without limitation, the management fee payable hereunder; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; the expense of obtaining quotations for calculating the Company’s net asset value; taxes, if any, and the preparation of the Company’s tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Company under federal and state laws and regulations (including the salary of employees of the Adviser engaged in the registering and qualifying of shares of the Company under federal and state laws and regulations or a pro-rata portion of the salary of employees to the extent so engaged); salaries of personnel involved in placing orders for the execution of the Company’s portfolio transactions;

expenses of disposition or offering any of the portfolio securities held by a Series; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with shareholder and director meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Directors of the Company who are not employees of the Adviser or any Sub-Adviser, or their affiliates; Board approved trade association dues; insurance premiums; and extraordinary expenses such as litigation expenses. To the extent the Adviser incurs any costs or performs any services which are an obligation of the Company, as set forth herein, the Company shall promptly reimburse the Adviser for such costs and expenses. To the extent the services for which the Company is obligated to pay are performed by the Adviser, the Adviser shall be entitled to recover from the Company only to the extent of its costs for such services.

10.

Compensation. For the services provided by the Adviser to each Series pursuant to this Agreement, the Company will pay to the Adviser an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. Payment of the above fees shall be in addition to any amount paid to the Adviser for the salary of its employees for performing services which are an obligation of the Company as provided in Section 9. The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect between the Adviser and the Company.

11.

Liability of the Adviser.   The Adviser shall be liable to the Company and shall indemnify the Company for any losses incurred by the Company, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser hereunder.

12.

Continuation and Termination. With respect to each Series identified as a Series on Schedule A hereto on the date of this Agreement, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through two years from the effective date of this Agreement. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Portfolio, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Directors of the Series who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Series or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

With respect to any Series that was added to Schedule A hereto as a Series after the date of this Amendment, the Agreement shall become effective on the later of: (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement; or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Fund’s Board of Directors, including a majority of those Directors who are not interested persons (as such term is defined in the 1940 Act) of the Adviser, and the shareholders of such

Series, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by: (i) the vote of a majority of the Board of Directors of the Series, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Directors of the Series who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Series or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding: (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series; or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Company, unless such approval shall be required by any other applicable law or otherwise.

This Agreement may be terminated by the Company at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board of the Company or by a vote of a majority of the outstanding voting shares of the Company, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Company. This Agreement will automatically and immediately terminate in the event of its “assignment” as described in the 1940 Act.

13.

Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Company. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board and the Adviser.

14.

Use of Name. It is understood that the name “Directed Services LLC” or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Company and/or the Series have the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to such Company and/or Series. Upon termination of this Agreement, the Company (or Series) shall forthwith cease to use such name (or derivative or logo) and, in the case of the Company, shall promptly amend its Articles of Incorporation to change its name (if such name is included therein).

15.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

16.

Applicable Law.

(a)

This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

(b)

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(c)

The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ING PARTNERS, INC.

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

DIRECTED SERVICES LLC

By:	/s/ Todd Modic
Todd Modic
Vice President

SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING PARTNERS, INC.

and

DIRECTED SERVICES LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING American Century Small-Mid Cap Value Portfolio	May 31, 2013	1.00%
ING Baron Growth Portfolio	May 7, 2013	0.85% of the first $2 billion of assets 0.80% of assets thereafter
ING Columbia Contrarian Core Portfolio (formerly ING Davis New York Venture Portfolio)	May 7, 2013	0.80%
ING Columbia Small Cap Value II Portfolio	May 7, 2013	0.75%
ING Fidelity® VIP Contrafund® Portfolio	May 31, 2013	0.00% while Series invested in Master 0.58% for Standalone Series
ING Fidelity® VIP Equity-Income Portfolio	May 31, 2013	0.00% while Series invested in Master 0.48% for Standalone Series
ING Fidelity® VIP Mid Cap Portfolio	May 31, 2013	0.00% while Series invested in Master 0.58% for Standalone Series
ING Global Bond Portfolio (formerly ING Oppenheimer Global Strategic Income Portfolio)	May 7, 2013	0.500% on the first $4 billion; 0.475% on the next $1 billion; 0.450% on the next $1 billion; 0.430% on assets thereafter

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Index Solution 2015 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Index Solution 2020 Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Index Solution 2025 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Index Solution 2030 Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Index Solution 2035 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Index Solution 2040 Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%

____________________________

1

“Direct Investments” shall mean assets which are not Underlying Funds.

2

“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the ING fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on May 7, 2013.

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Index Solution 2045 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Index Solution 2050 Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Index Solution 2055 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Index Solution Income Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Invesco Comstock Portfolio (formerly ING Invesco Van Kampen Comstock Portfolio)	May 7, 2013	0.60%
ING Invesco Equity and Income Portfolio (formerly ING Invesco Van Kampen Equity and Income Portfolio)	May 7, 2013	0.55%
ING JPMorgan Mid Cap Value Portfolio	May 7, 2013	0.75% on the first $500 million; 0.65% on the next $500 million; 0.60% on assets thereafter
ING Oppenheimer Global Portfolio	May 7, 2013	0.60% on the first $4 billion of assets 0.58% on the next $4 billion of assets 0.56% on assets thereafter
ING PIMCO Total Return Portfolio	May 31, 2013	0.44%

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Pioneer High Yield Portfolio	May 7, 2013	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; 0.30% on assets thereafter
ING Solution 2015 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution 2020 Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution 2025 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution 2030 Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution 2035 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution 2040 Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Solution 2045 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution 2050 Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution 2055 Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution Aggressive Portfolio	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution Balanced Portfolio (formerly ING Solution Growth Portfolio)	May 13, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution Conservative Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution Income Portfolio	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Solution Moderately Aggressive Portfolio (formerly, ING Solution Aggressive Growth Portfolio)	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Solution Moderately Conservative Portfolio (formerly, ING Solution Moderate Portfolio)	May 31, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	May 7, 2013	0.64%
ING T. Rowe Price Growth Equity Portfolio	May 7, 2013	0.60%
ING Templeton Foreign Equity Portfolio	May 7, 2013	0.80% on the first $500 million; 0.75% on assets over $500 million